As filed with the Securities and Exchange Commission on October 27, 2021.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Osmotica Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Crossing Boulevard

Bridgewater, NJ 08807

(908) 809-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian Markison

Chief Executive Officer

400 Crossing Boulevard

Bridgewater, NJ 08807

(908) 809-1300

(Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Craig E. Marcus

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston St.

Boston, Massachusetts 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, nominal value $0.01 per share	6,148,832	$1.83	(2)	$11,252,362.56	$1,043.10

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares offered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) With respect to the ordinary shares offered by the selling shareholder named herein, estimated at $1.83 per share, the average of the high and low prices as reported on the Nasdaq Global Select Market on October 25, 2021, for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The Selling Shareholder (as defined below) may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2021

PRELIMINARY PROSPECTUS

OSMOTICA PHARMACEUTICALS PLC

6,148,832 Ordinary Shares

This prospectus relates to the resale or other disposition from time to time of up to 6,148,832 ordinary shares, nominal value of $0.01 per share, by Athyrium Opportunities IV Acquisition 2 LP (the “Selling Shareholder”), including its assignees or transferees.

The Selling Shareholder may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities from time to time on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 9.

We are not offering any of the ordinary shares for sale under this prospectus. We will not receive any of the proceeds from the sale of our ordinary shares by the Selling Shareholder. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the Selling Shareholder will be borne by the Selling Shareholder.

Our ordinary shares are quoted on the Nasdaq Global Select Market under the symbol “OSMT.” On October 26, 2021, the last reported sale price of our ordinary shares as reported on the Nasdaq Global Select Market was $1.82 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves risks. See "Risk Factors" on page 3, and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                      , 2021

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC) using a “shelf” registration or continuous offering process.

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Unless otherwise stated or the context requires otherwise, references in this prospectus to “the Company,” “Osmotica,” “we,” “our” and “us” or other similar terms mean Osmotica Pharmaceuticals plc and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

ABOUT THE COMPANY

Company Overview

We are a specialty pharmaceutical company focused on the commercialization and development of products that target markets with underserved patient populations. In July 2020, we received regulatory approval from the U.S. Food and Drug Administration, or FDA, for RVL-1201 (oxymetazoline hydrocholoride ophthalmic solution, 0.1%), or Upneeq, for the treatment of acquired blepharoptosis, or droopy eyelid, in adults. We launched Upneeq in September 2020 to a limited number of eye care professionals and expanded our commercialization efforts in 2021 among ophthalmology, optometry and oculoplastic specialties. We believe Upneeq is the first non-surgical treatment option approved by the FDA for acquired blepharoptosis.

Athyrium Transaction

On October 1, 2021 (the “Effective Date”), we, Osmotica Pharmaceutical Corp. and Osmotica Holdings US LLC entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with, among others, Athyrium Opportunities IV Acquisition LP, as administrative agent, and the Selling Shareholder, as purchaser. The Note Purchase Agreement provided for the issuance of senior secured notes to the Selling Shareholder in an aggregate principal amount of up to $100 million in three separate tranches.

As a condition to the effectiveness of the Note Purchase Agreement, on October 1, 2021, we entered into a share subscription agreement with the Selling Shareholder (the “Share Subscription Agreement”) for the issuance and sale of a number of ordinary shares equal to $15,000,000 divided by the volume weighted average price per ordinary share in the 60 trading days ended October 8, 2021 for a price of $0.01 per share. The Company issued and allotted 6,148,832 ordinary shares to the Selling Shareholder on October 12, 2021 in a transaction exempt from the registration requirements of the Securities Act. The Share Subscription Agreement also provided the Selling Shareholder with certain registration rights pursuant to which we are obligated to prepare and file with the SEC a registration statement to register for resale the ordinary shares purchased by the Selling Shareholder.

Corporate Information

Our principal executive offices are located at 400 Crossing Boulevard, Bridgewater, New Jersey 08807, and our registered office in Ireland is 25-28 North Wall Quay, Dublin 1, Ireland and our telephone number is (908) 809-1300. Our website address is www.osmotica.com. The information that appears on, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus, and you should not rely on any such information in making the decision whether to purchase our securities.

RISK FACTORS

An investment in our ordinary shares involves risks. Prior to making a decision about investing in our ordinary shares, you should consider carefully the risks together with all of the other information contained or incorporated by reference in this prospectus, including any risks described in the section entitled “Risk Factors” contained in any supplements to this prospectus, in our Current Report on Form 8-K filed with the SEC on September 8, 2021 and in our subsequent filings with the SEC. Each of the referenced risks and uncertainties could adversely affect our business, prospects, operating results and financial condition, as well as adversely affect the value of an investment in our securities. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

CAUITIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward- looking statements. The words “believe,” “may,” “will,” “plan,” “should,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short- and long-term business operations and objectives and financial needs.

We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following:

•	our ability to continue our operations requires that we raise additional capital and our operations could be curtailed if we are unable to obtain additional funding as or when needed;

•	if we are unable to successfully develop or commercialize new products, or do so on a timely or cost effective basis, or to extend life cycles of our existing product, our operating results will suffer;

•	due to our dependence on Upneeq, our business would be materially adversely affected if this product does not perform as well as expected;

•	failures of or delays in clinical trials could result in increased costs to us and could prevent or delay our ability to obtain regulatory approval and commence sales of new products;

•	we are, and will continue to be in the future, a party to legal proceedings that could result in adverse outcomes;

•	we may face competition from both brand and generic companies, or compounding pharmacies, which could significantly limit our growth and materially adversely affect our financial results;

•	a business interruption at our pharmacy or at facilities operated by third parties that we rely on could have a material adverse effect on our business;

•	if we are unable to develop or maintain our sales capabilities, we may not be able to effectively market or sell Upneeq or any other products we may develop;

•	our competitors and other third parties may allege that we are infringing their intellectual property, forcing us to expend substantial resources in resulting litigation, and any unfavorable outcome of such litigation could have a material adverse effect on our business;

•	our profitability may depend on coverage and reimbursement by governmental authorities and other third-party payors and healthcare reform and other future legislation creates uncertainty and may lead to reductions in coverage or reimbursement levels;

•	we are subject to extensive governmental regulation and we face significant uncertainties and potentially significant costs associated with our efforts to comply with applicable regulations;

•	our product or product candidates may cause undesirable side effects or have other adverse properties that could delay or prevent their regulatory approval or limit the scope of any approved package insert or market acceptance, or result in significant negative consequences following marketing approval;

•	manufacturing or quality control problems may damage our reputation, require costly remedial activities or otherwise negatively impact our business;

•	we may in the future become subject to rules applicable to PFICs;

•	our business may be adversely affected by the continuing coronavirus pandemic; and

•	other factors that are described in the “Risk Factors” section of this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference and in our Current Report on Form 8-K filed with the SEC on September 8, 2021.

The forward-looking statements included in this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. We cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by applicable law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents incorporated by reference herein and therein with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

This prospectus relates to the offer and sale by the Selling Shareholder of up to 6,148,832 ordinary shares. The Selling Shareholder will receive all of the net proceeds from sales of the ordinary shares pursuant to this prospectus.  We are not selling any ordinary shares under this prospectus, and we will not receive any proceeds from the sale of any ordinary shares by the Selling Shareholder. See “Selling Shareholder.”

SELLING SHAREHOLDER

Pursuant to the Share Subscription Agreement, we agreed to file a registration statement of which this prospectus is a part of to register the resale of 6,148,832 ordinary shares beneficially owned by the Selling Shareholder and to keep such registration statement effective until the date on which all of the ordinary shares registered for resale under the registration statement have been disposed of in accordance with such registration statement or disposed of pursuant to Rule 144 under the Securities Act.

The Selling Shareholder may sell some, all or none of the ordinary shares that may be offered hereunder. We do not know how long the Selling Shareholder will hold the ordinary shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Shareholder regarding the sale or other disposition of any of the ordinary shares that may be offered hereunder. The ordinary shares covered hereby may be offered from time to time by the Selling Shareholder.

When we refer to “Selling Shareholder” in this prospectus, we mean the entity listed in the table below, as well as its assignees or transferees. The information regarding ordinary shares beneficially owned after the offering assumes the sale of all ordinary shares that may be offered by the Selling Shareholder hereunder. To our knowledge, the Selling Shareholder named in the table has sole voting and investment power with respect to the ordinary shares set forth opposite its name.

The following table sets forth the name of the Selling Shareholder, the number and percentage of our ordinary shares beneficially owned by the Selling Shareholder as of October 22, 2021, the number of ordinary shares that may be offered under this prospectus, and the number and percentage of our ordinary shares beneficially owned by the Selling Shareholder assuming all of the ordinary shares registered hereunder are sold. As of October 22, 2021, a total of 83,276,120 ordinary shares were outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” our ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of ordinary shares in the column “Number of Ordinary Shares Offered” represents all of the ordinary shares that the Selling Shareholder may offer and sell from time to time under this prospectus.

	Prior to Offering					After Offering
Name and Address	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Number of Shares Offered	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Athyrium Opportunities IV Acquisition 2 LP (1)	8,338,202	(2)	9.99	%(3)	6,148,832	4,000,000	(4)	4.69	%(5)

(1)	The ordinary shares and Warrants (as defined below) are directly held by the Selling Shareholder and may be deemed to be indirectly beneficially owned by: (i) Athyrium Opportunities Associates IV LP (“Associates IV LP”), as general partner of the Selling Shareholder; (ii) Athyrium Opportunities Associates IV GP LLC (“Associates IV GP”), as the general partner of Associates IV LP; (iii) Athyrium Funds GP Holdings LLC (“Funds GP”), as managing member of Athyrium IV GP; and (iv) Jeffrey A. Ferrell, as managing member of Funds GP. Each of the Selling Shareholder, Associates IV LP, Associates IV GP, Funds GP and Jeffrey A. Ferrell specifically disclaims beneficial ownership of the securities that he or it does not directly own. The address of the Selling Shareholder is c/o Athyrium Capital Management, LP, 505 Fifth Avenue, Floor 18, New York, New York 10017.

(2)	Consists of: (i) 2,000,000 ordinary shares purchased by the Selling Shareholder from us in a public offering that closed on October 12, 2021 (the “Public Offering”); (ii) 6,148,832 ordinary shares which are being registered for resale hereunder; and (iii) 189,370 ordinary shares issuable upon partial exercise of the Warrants (as defined below). On October 12, 2021, the Selling Shareholder purchased 2,000,000 ordinary shares and warrants to purchase 2,000,000 ordinary shares (the “Warrants”) from us in the Public Offering. The Warrants held by the Selling Shareholder are subject to a limitation pursuant to which the Selling Shareholder may not exercise the Warrants if such exercise would cause the Selling Shareholder to beneficially own ordinary shares in an amount exceeding the “Beneficial Ownership Limitation” then in effect. The Beneficial Ownership Limitation is subject to adjustment upon 61 days’ notice by the holder of the Warrants to us and, as of the date of this prospectus, was 9.99% of the outstanding ordinary shares. As a result, for the purpose of determining the number of ordinary shares beneficially owned by the Selling Shareholder immediately prior to the sale of any of the ordinary shares registered for resale hereunder and subject to the Beneficial Ownership Limitation, only 189,370 ordinary shares underlying the Warrants are deemed to be beneficially owned by the Selling Shareholder. For purposes of the Beneficial Ownership Limitation, beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder.

(3)	Percentage calculated using a denominator that consists of: (i) 83,276,120 ordinary shares outstanding as of October 22, 2021, which includes the 6,148,832 ordinary shares being registered for resale hereunder; and (ii) 189,370 ordinary shares issuable upon exercise of the Warrants, as limited by the Beneficial Ownership Limitation described in footnote (2) above. As set forth in footnote (2) above, the ordinary shares issuable upon exercise of the Warrants are subject to a 9.99% Beneficial Ownership Limitation. The table above reflects the number of ordinary shares that would be issuable upon exercise of such Warrants taking into account the Beneficial Ownership Limitation.

(4)	Consists of 2,000,000 ordinary shares and 2,000,000 ordinary shares issuable upon exercise of the Warrants, in each case acquired by the Selling Shareholder from us in the Public Offering. As set forth in footnote (2) above, the ordinary shares issuable upon exercise of the Warrants are subject to a 9.99% Beneficial Ownership Limitation. The table above reflects the number of ordinary shares that would be issuable upon exercise of such Warrants taking into account the Beneficial Ownership Limitation.

(5)	Percentage calculated using a denominator that consists of: (i) 83,276,120 ordinary shares outstanding as of October 22, 2021, which includes the 6,148,832 ordinary shares being registered for resale hereunder; and (ii) 189,370 ordinary shares issuable upon exercise of the Warrants, as limited by the Beneficial Ownership Limitation described in footnote (2) above. As set forth in footnote (2) above, the ordinary shares issuable upon exercise of the Warrants are subject to a 9.99% Beneficial Ownership Limitation. The table above reflects the number of ordinary shares that would be issuable upon exercise of such Warrants taking into account the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION

The Selling Shareholder, which as used herein includes assignees, transferees or other successors-in-interest selling ordinary shares previously issued or interests in ordinary shares received after the date of this prospectus from the Selling Shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their ordinary shares or interests in ordinary shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in private transactions. The Selling Shareholder may sell its ordinary shares pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of ordinary shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

If the Selling Shareholder effects such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholder or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the ordinary shares it owns and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, which adds the pledgee, assignee, transferee or other successors in interest as a selling shareholder under this prospectus. The Selling Shareholder also may transfer the ordinary shares in other circumstances, in which case the pledgees, assignees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our ordinary shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our ordinary shares in the course of hedging the positions they assume. The Selling Shareholder may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge our ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the ordinary shares will be the purchase price of the ordinary shares less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Shareholder also may resell all or a portion of the ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule. In addition, the Selling Shareholder may transfer the ordinary shares by other means not described in this prospectus.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the Selling Shareholder is deemed an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the ordinary shares to be sold, the name of the Selling Shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the ordinary shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of ordinary shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Once sold under the registration statement of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

We will pay all expenses of the registration of the ordinary shares, including, without limitation, SEC filing fees. We have agreed with the Selling Shareholder to keep the registration statement of which this prospectus constitutes a part effective until such time as the shares offered by the Selling Shareholder have been effectively registered under the Securities Act and disposed of in accordance with such registration statement or the shares offered by the Selling Shareholder have been disposed of pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by A&L Goodbody LLP, Dublin, Ireland.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Osmotica Pharmaceuticals plc for the year ended December 31, 2020 appearing in Osmotica Pharmaceutical plc's Current Report (Form 8-K) filed with the SEC on September 8, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 3 to the consolidated financial statements) included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.osmotica.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s Internet site.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K, in accordance with SEC rules:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 30, 2021;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, as filed with the SEC on May 13, 2021, and June 30, 2021, as filed with the SEC on August 16, 2021;

•	our Current Reports on Form 8-K, as filed with the SEC on January 25, 2021, June 21, 2021, June 30, 2021, September 2, 2021, September 8, 2021, October 6, 2021 and October 12, 2021 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	the information in our proxy statement filed with the SEC on April 26, 2021, to the extent incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

•	the description of our ordinary shares contained in our Registration Statement on Form 8-A (File No. 001-38709), as filed with the SEC on October 18, 2018, including any amendments or reports filed for the purpose of updating such description.

Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to: Osmotica Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, New Jersey 08807; Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the Registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$1,043.10
Legal fees and expenses	$75,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous fees and expenses	$10,000.00
Total	$96,043.10

Item 15. Indemnification of Officers and Directors.

To the fullest extent permitted by Irish law, our Articles of Association (which were previously filed with the SEC as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated herein by reference) confer an indemnity on our directors and officers. However, this indemnity is limited by the Irish Companies Act of 2014 (the “Irish Companies Act”), which prescribes that an advance commitment to indemnify only permits a company to pay the costs or discharge the liability of a director or corporate secretary where judgment is given in favor of the director or corporate secretary in any civil or criminal action in respect of such costs or liability, or where an Irish court grants relief because the director or corporate secretary acted honestly and reasonably and ought fairly to be excused. Any provision whereby an Irish company seeks to commit in advance to indemnify its directors or corporate secretary over and above the limitations imposed by the Irish Companies Act will be void under Irish law, whether contained in its articles of association or any contract between the company and the director or corporate secretary. This restriction does not apply to our executives who are not directors, the corporate secretary or other persons who would be considered "officers" within the meaning of that term under the Irish Companies Act.

Our Articles of Association also contain indemnification and expense advancement provisions for persons who are not directors or our corporate secretary.

We maintain directors' and officers' liability insurance, as well as other types of insurance, for our directors, officers, employees and agents, which is permitted under our Articles of Association and the Irish Companies Act.

We and certain of our subsidiaries have entered into indemnification agreements with our directors and executive officers providing for customary indemnification in connection with their service to us or on our behalf to the maximum extent allowed under applicable law.

Item 16. Exhibits.

Exhibit Number	Description of Document
2.1	Business Combination Agreement, dated as of December 3, 2015, among Osmotica Holdings Corp Limited, the shareholders of Osmotica Holdings Corp Limited party thereto, Altchem Limited, Vertical/Trigen Holdings, LLC, the shareholders of Vertical/Trigen Holdings, LLC party thereto, Avista Capital Partners III GP, LP, and Osmotica Holdings S.C.Sp. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)

3.1	Memorandum and Articles of Association Osmotica Pharmaceuticals plc (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, Commission File No. 001-38709)

4.1	Shareholders' Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 28, 2019, Commission File No. 001-38709)

4.2	Amendment No. 1, dated as of November 20, 2020, to the Shareholders Agreement, dated as of October 17, 2018, by and among, Osmotica Pharmaceuticals plc, ACP Holdco (Offshore), L.P., ACP III AIV, L.P., Altchem Limited, Orbit Co-Invest A-I LLC, Orbit Co-Invest I LLC, Orbit Co-Invest III LLC, and the management shareholders identified therein (incorporated by reference to Exhibit 4.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed on March 30, 2021, Commission File No. 001-38709).

4.3	Form of Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1/A filed on October 17, 2018, Commission File No. 333-227357)

4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K, File No. 001-38709, filed on October 12, 2021)

5.1	Opinion of A&L Goodbody LLP (filed herewith)

10.1	Share Subscription Agreement dated October 1, 2021, between Osmotica Pharmaceuticals plc and Athyrium Opportunities IV Acquisition LP (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K, File No. 001-38709, filed on October 12, 2021)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of A&L Goodbody LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, New Jersey, on the 27th day of October, 2021.

OSMOTICA PHARMACEUTICALS PLC

By:	/s/ Brian Markison
Brian Markison
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Markison and Andrew Einhorn, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Markison	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors	October 27, 2021
Brian Markison

/s/ Andrew Einhorn	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 27, 2021
Andrew Einhorn

/s/ Joachim Benes	Director	October 27, 2021
Joachim Benes

/s/ David Burgstahler	Director	October 27, 2021
David Burgstahler

/s/ Gregory L. Cowan	Director	October 27, 2021
Gregory L. Cowan

/s/ Michael DeBiasi	Director	October 27, 2021
Michael DeBiasi

/s/ Sriram Venkataraman	Director	October 27, 2021
Sriram Venkataraman

/s/ Juan Vergez	Director	October 27, 2021
Juan Vergez.

/s/ Fred Weis	Director	October 27, 2021
Fred Weiss

/s/ Brian Markison	Authorized Representative in the United States	October 27, 2021
Brian Markison

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